PROXY CARD                                  OPPENHEIMER TRINITY GROWTH FUND                                        PROXY CARD

                               PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 30, 2001

The  undersigned,  revoking  prior proxies,  hereby  appoints Brian Wixted,  Robert  Bishop,  and Scott Farrar,  and each of them, as attorneys-in-fact  and  proxies  of the  undersigned,  with  full  power  of  substitution,  to vote  shares  held in the name of the undersigned on the record date at the Special  Meeting of  Shareholders  of  Oppenheimer  Trinity Growth Fund (the "Fund") to be held at 6803 South Tucson Way,  Englewood,  Colorado,  80112,  on August 30, 2001,  at 1:00 P. M.  Mountain  time,  or at any  adjournment thereof,  upon the proposals  described in the Notice of Meeting and accompanying  Proxy  Statement,  which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's  Board of  Trustees,  and the proposal  (set forth on the reverse of this proxy card)
has been  proposed by the Board of Trustees.  When  properly  executed,  this proxy will be voted as indicated on the reverse side or
"FOR" the proposal if no choice  indicated.  The proxy will be voted in accordance  with the proxy  holder's best judgement as to any other matters.

                                                                           VOTE VIA THE TELEPHONE:  1-800-597-7836

                                                                           CONTROL NUMBER:  ________________

                PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
1.       To approve an Agreement and Plan of Reorganization between Oppenheimer Trinity Growth Fund ("Trinity Growth Fund") and
     Oppenheimer Large Cap Growth Fund ("Large Cap Growth Fund"), and all transactions contemplated thereby, including (a) the transfer of substantially all the assets of Trinity Growth Fund to Large Cap Growth Fund in exchange for Class A, Class B, Class
     C, Class N and Class Y shares of Large Cap Growth Fund, (b) the distribution of such shares of Large Cap Growth Fund to the corresponding Class A shares, Class B, Class C, Class N and Class Y shareholders of Trinity Growth Fund in complete liquidation of Trinity Growth Fund, and (c)  the cancellation of the outstanding shares of Trinity Growth Fund.

   FOR            AGAINST              ABSTAIN

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

                                                                                                                                CIR

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